Exhibit 99.1

FOR IMMEDIATE RELEASE

INTER PARFUMS, INC. AND OSCAR DE LA RENTA EXTEND

LICENSE AGREEMENT THROUGH 2031

Long-Term Agreement Reflects Success of Partnership Over Past Several Years

New York, New York, September 9, 2019: Inter Parfums, Inc. (NASDAQ GS: IPAR) and Oscar de la Renta LLC today announced that they have entered into an amended license agreement extending their partnership through December 31, 2031, with an additional five-year extension option through December 31, 2036. The original license agreement, signed in October 2013, would have expired on December 31, 2025.

Jean Madar, Chairman & CEO of Inter Parfums, Inc. noted, “It is with great excitement that we announce the extension of our amended agreement with Oscar de la Renta, which carries our license beyond the next decade. Since we took over distribution of its fragrance portfolio, we have launched several new fragrance families, including our newest, the Bella collection, and Oscar de la Renta has become one of most important brands within our U.S. operations.”

Mr. Madar continued. “Our strong sales growth has further validated our proven strategy of committing resources and knowledge to long-term partnerships with iconic pillars of fashion, such as Oscar de la Renta, to develop prestige fragrances that capture the essence of each brand. We look forward to many more years of success in working with Oscar de la Renta.”

Alex Bolen, Chief Executive Officer of Oscar de la Renta, LLC commented, “We are extremely pleased to extend our already successful partnership with Inter Parfums.  While working closely with Inter Parfums creative, commercial and marketing teams, we have achieved significant sales growth over the last 6 years, bolstering the Oscar de la Renta fragrance franchise globally. We look forward to continued success for many years to come.”

About Oscar de la Renta

Oscar de la Renta is one of the world’s leading luxury goods firms. The New York-based company was established in 1965, and encompasses a full line of women’s accessories, bridal, childrenswear, fragrance, beauty and home goods, in addition to its internationally renowned signature women’s ready to wear collection. Oscar de la Renta products are sold globally in fine department and specialty stores, www.oscardelarenta.com and through wholesale channels. The Oscar de la Renta brand has a loyal following in the United States, Canada and Latin America.

About Inter Parfums, Inc.

Founded in 1982, Inter Parfums, Inc. develops, manufactures and distributes prestige perfumes and cosmetics as the exclusive worldwide licensee for Abercrombie & Fitch, Agent Provocateur, Anna Sui, Boucheron, Coach, Dunhill, Graff, GUESS, Hollister, Jimmy Choo, Karl Lagerfeld, Kate Spade, Lily Aldridge, Montblanc, Oscar de la Renta, Paul Smith, Repetto, S.T. Dupont and Van Cleef & Arpels. Inter Parfums is also the owner of Lanvin fragrances and the Rochas brand. Through its global distribution network, the Company’s products are sold in over 120 countries.

Statements in this release which are not historical in nature are forward-looking statements. Although we believe that our plans, intentions and expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. In some cases you can identify forward-looking statements by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would," or similar words. You should not rely on forward-looking statements, because actual events or results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors. These factors include, but are not limited to, the risks and uncertainties discussed under the headings “Forward Looking Statements” and "Risk Factors" in Inter Parfums' annual report on Form 10-K for the fiscal year ended December 31, 2018 and the reports Inter Parfums files from time to time with the Securities and Exchange Commission. Inter Parfums does not intend to and undertakes no duty to update the information contained in this press release.

Contact at Inter Parfums, Inc.	-or-	Investor Relations Counsel
Russell Greenberg, Exec. VP & CFO		The Equity Group Inc.
(212) 983-2640		Fred Buonocore (212) 836-9607/fbuonocore@equityny.com
rgreenberg@interparfumsinc.com		Linda Latman (212) 836-9609/llatman@equityny.com
www.interparfumsinc.com		www.theequitygroup.com